UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2006, the company entered into an operating agreement with 186KMPS Partners LLP (“186KMPS”). Pursuant to the agreement, 186KMPS will assume operation of the portion of the company’s fiber-optic network that serves homes in Harris County and Fort Bend County, Texas. During the initial five-year term of the agreement, 186KMPS will pay the company an aggregate amount of at least $875,000 for the operation and use of the network. The aggregate amount of such payments may be higher depending upon the amount of subscriber revenues received by 186KMPS during the term of the agreement. The agreement may be extended for up to three additional five-year terms at the option of 186KMPS. Beginning April 1, 2006, 186KMPS will be responsible for payment of all expenses associated with the operation of the network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
              (Registrant)

/s/ DAVID MICEK

David Micek
President and Chief Executive Officer

DATE: March 27, 2006